Exhibit 99.1
Alignment Healthcare Strengthens Leadership Team to
Support Long-Term Growth and Shareholder Value Creation
Founder and CEO John Kao Assumes Additional Role as Chairman of the Board

Orange, Calif., May 12, 2026 (Globe Newswire) – Alignment Healthcare, Inc. (NASDAQ: ALHC) today announced leadership updates that further strengthen the organization as the company continues to scale for long-term growth.
Founder and CEO John Kao has been named Chairman of the Board, in addition to his role as CEO. Kao will continue to lead the company day to day as CEO, maintaining continuity of strategy and execution.
“Alignment is making strong progress as we enter our next phase of growth,” said Kao. “Taking on the role of Chairman allows me to work even more closely with the Board as we focus on disciplined execution, long-term value creation and delivering for the seniors and providers we serve.”
The Board also announced that previous Board Chairman and veteran healthcare executive Joseph Konowiecki will serve as Vice Chairman of the Board and has been named Executive Vice President (EVP) of Corporate Affairs. The role brings dedicated enterprise-level leadership across core shared services as the organization grows in scale and complexity.
As EVP of Corporate Affairs, Konowiecki will oversee Human Resources, Legal and Communications, bringing even greater cohesion across functions that enable enterprise focus and execution. He will also help advance the company’s strategic positioning as Alignment grows.
“John’s expanded role reflects the Board’s confidence in his leadership and in the direction the company is headed,” said Konowiecki. “With strong leadership across the organization, this structure enables greater focus, consistency and confidence as Alignment moves forward.”
To further advance provider enablement, Mark Kent is joining Alignment as President of its Management Services Organization (MSO). Kent brings extensive experience leading value-based primary care and provider platforms, most recently serving as chief executive of a multi-state primary care organization and previously holding senior leadership roles at Humana’s Florida primary care operations. His background includes driving operational performance, scaling provider networks, improving clinical and financial outcomes, and leading complex healthcare organizations through periods of transformation and growth.
In this role, Kent will lead MSO performance, provider support and operational execution, while maintaining close alignment with the company’s health plan. The MSO includes Alignment’s direct network provider capabilities and supports payer‑provider partnerships as those partnerships expand.
Alignment also announced that Shane Hochradel will join the company as Chief Operations Officer (COO). Hochradel brings experience leading complex healthcare operations across Medicare, Medicaid and commercial businesses, most recently at Elevance Health and previously at UnitedHealth Group and Highmark Health.
As COO, Hochradel will oversee enterprise operations, providing leadership across markets and functions. The role adds depth to Alignment’s leadership bench and reinforces operational focus as the company advances its growth trajectory.
Konowiecki, Kent and Hochradel will report directly to Kao.
“Together, these leadership additions strengthen Alignment’s operating model and position the company well for sustained growth and execution at scale,” Kao added.

About Alignment Health
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.
Investor Contact Harrison Zhuo hzhuo@ahcusa.com
Media Contact Jerry Slowey publicrelations@ahcusa.com